Exhibit 99.2

AMD Reports Third Quarter 2012 Results – CFO Commentary

October 18, 2012

Reconciliation for all non-GAAP financial measures discussed in this commentary to the most directly comparable GAAP financial measures is included below and in our financial tables that accompany our earnings press release available on quarterlyearnings.amd.com.

Third Quarter 2012 Results

•	AMD revenue $1.27 billion, down 10% quarter-over-quarter and 25% year-over-year

•	Net loss of $157 million, loss per share of $0.21, operating loss of $131 million

•	Non-GAAP net loss of $150 million, loss per share of $0.20, operating loss of $124 million

•	Gross margin 31%

Q3 2012 Commentary

Revenue was $1.27 billion, down 10% sequentially. Sequential revenue decline in the Computing Solutions segment of 11% was driven primarily by a weaker consumer buying environment impacting sales to Original Equipment Manufacturers (OEMs) as well as lower average selling prices (ASPs) across all geographies. Graphics segment revenue was down 7% sequentially due to lower unit shipments to OEMs partially offset by higher channel sales and royalties.

Gross margin was 31% primarily due to an inventory write-down of approximately $100 million due to lower than anticipated future demand for certain products. The write-down was comprised mainly of first generation A-Series APU products (“Llano”) which adversely impacted gross margin by approximately 8 percentage points. Third quarter gross margin was also negatively impacted by weaker than expected demand, which contributed to lower ASPs for the company’s microprocessor products and lower utilization of back-end manufacturing facilities.

Operating expenses were $523 million. Non-GAAP operating expenses were $516 million, 8% less than prior guidance of approximately $560 million primarily due to tight spending controls and lower bonus and commission accruals in the quarter.

•	R&D was $328 million, 26% of net revenue.

•	SG&A was $188 million, 15% of net revenue.

AMD Q3-12 CFO Commentary	Page 1	October 18, 2012

Non-GAAP net loss was $150 million and non-GAAP operating loss was $124 million both of which include the aforementioned $100 million inventory write-down.

To derive non-GAAP net loss, non-GAAP operating loss and non-GAAP operating expenses we excluded the impact of:

•	Amortization of acquired intangible assets of $4 million (primarily related to the SeaMicro acquisition in Q1 2012); and

•	Net restructuring charge of $3 million related to our Singapore back-end manufacturing facilities.

Interest expense was $44 million, flat compared to the prior quarter.

Tax provision was $0 in the quarter, compared to tax benefit of $6 million in the prior quarter.

Non-GAAP loss per share was $0.20, calculated using 745 million basic shares. Basic shares are used in the net loss calculation.

Adjusted EBITDA was negative $35 million, down $208 million from the prior quarter due to an operating loss which resulted from lower revenue in the quarter as well as the $100 million inventory write-down.

Q3 2012 Segment Results – Computing Solutions

Computing Solutions segment revenue was $927 million, down 11% sequentially driven primarily by a weaker consumer buying environment impacting sales to OEMs as well as lower ASPs for microprocessor products across all geographies.

•	Client product revenue declined 11% sequentially due to lower unit shipments and ASPs in the quarter especially for desktop processors.

•	APU shipments were flat as a percentage of our Client products.

•	Server processor revenue declined sequentially due to lower unit shipments and ASP quarter-over-quarter.

•	Chipset revenue declined sequentially primarily due to lower unit shipments in the quarter.

Shipments of AMD’s 2nd-Generation A-Series APU, codenamed “Trinity” almost doubled in the quarter compared to the second quarter of 2012 and now represent over 30% of notebook shipments.

Computing Solutions operating loss was $114 million, down $196 million from the previous quarter net income primarily due to lower revenue and the $100 million inventory write-down.

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Q3 2012 Segment Results – Graphics

Graphics segment revenue was $342 million, down 7% compared to the prior quarter.

•	GPU revenue was down 14% sequentially due to lower unit shipments to OEMs partially offset by higher channel sales.

•	GPU ASP was up compared to the prior quarter.

Graphics segment operating income was $18 million, down $13 million from the prior quarter primarily due to the decline in revenue.

Balance Sheet

Cash, cash equivalents and marketable securities, including long term marketable securities were $1.48 billion as of the end of Q3 2012 compared with $1.76 billion as of the end of Q2 2012. Cash declined $279 million compared to the end of the previous quarter, which was primarily the result of cash used in operations.

Given the reduced size of our current business the company is adjusting AMD’s optimal cash, cash equivalents and marketable securities balance from $1.5 billion to approximately $1.1 billion.

Accounts Receivable at the end of the quarter was $683 million, down $61 million compared to the end of Q2 2012 due to the decrease in net revenue for the quarter.

Inventory was $744 million exiting the quarter, down $89 million compared to the end of the second quarter due to an inventory write-down of approximately $100 million comprised primarily of Llano products. We wrote down inventory due to lower than anticipated future demand for certain products.

Payable to GLOBALFOUNDRIES (GF) line item on the Balance Sheet includes all amounts due to GF by AMD. AMD will make a $50 million cash payment to GF, related to the 28 nanometer (nm) product limited waiver of exclusivity, as provided in the 2012 amendment to the Wafer Supply Agreement (WSA) in the fourth quarter of 2012. The remaining balance of payments related to the waiver is $175 million which will be paid by December 31, 2012.

Debt as of the end of the quarter was $2.04 billion. In the third quarter AMD repaid in full all of the outstanding principal and accrued interest on the Company’s 5.75% Convertible Senior Notes due 2012, or approximately $499 million, and issued $500 million aggregate principal amount of 7.50% Senior Notes due 2022.

Net cash used by operations was $240 million. Non-GAAP free cash flow was negative $272 million.

AMD Q3-12 CFO Commentary	Page 3	October 18, 2012

Restructuring Plan and Operational Efficiency Initiatives

•	Implemented to improve cost structure and to enhance the company’s competitiveness in core growth areas, including low-power and ambidextrous architecture.

•	Fourth quarter actions expected to create a more efficient cost structure and result in operational savings of approximately $20 million in Q4 2012 and $190 million in 2013.

•

Cost reductions driven primarily by a reduction of AMD’s global workforce of approximately 15% and site consolidations in Q4 2012 as AMD realizes design methodology efficiencies and simplification of processes.

•	Estimated restructuring expense of approximately $80 million will be recorded in Q4 2012.

•

AMD is also putting in place a business model to break even at an operating income level of $1.3 billion of quarterly revenue. The company is targeting to achieve this by the end of the third quarter of 2013.

•	By taking these actions, AMD expects to position the company to compete more effectively and drive enhanced returns for shareholder.

Outlook

The following statements concerning AMD are forward-looking and actual results could differ materially from current expectations. Investors are urged to review in detail the risks and uncertainties in AMD’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Q4 2012 Outlook:

•	AMD expects revenue to decrease 9% sequentially, +/- 4%.

•	Operating expenses are expected to be approximately flat.

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For more information, contact:

Investor Contacts:

Ruth Cotter

408-749-3887

ruth.cotter@amd.com

Media Contact:

Drew Prairie

512-602-4425

drew.prairie@amd.com

AMD Q3-12 CFO Commentary	Page 4	October 18, 2012

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Non-GAAP Measures:

To supplement the Company’s financial results presented on a U.S. GAAP (“GAAP”) basis, this commentary contains non-GAAP financial measures, including non-GAAP net income (loss), non-GAAP earnings (loss) per share, non-GAAP operating income (loss), non-GAAP operating expenses, non-GAAP gross margin, Adjusted EBITDA, and non-GAAP free cash flow. These non-GAAP financial measures reflect certain adjustments, and the Company has presented a reconciliation of GAAP to non-GAAP financial measures in the tables below.

The Company presented “Adjusted EBITDA” in the commentary as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization, employee stock-based compensation expense and amortization of acquired intangible assets. In addition, for the third fiscal quarter of 2012, the Company included net restructuring charges, and for the second fiscal quarter of 2012, the Company included a charge of approximately $5 million related to a legal settlement with a third party. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

The Company also presents non-GAAP free cash flow in this commentary as a supplemental measure of its performance. Non-GAAP free cash flow for the Company was determined by subtracting capital expenditures from GAAP net cash provided by (used in) operating activities. The Company calculates and communicates non-GAAP free cash flow because the Company’s management believes it is of importance to investors to understand the nature of this cash flow. The Company’s calculation of non-GAAP free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view non-GAAP free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities. The Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because the Company believes it assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables.

AMD Q3-12 CFO Commentary	Page 5	October 18, 2012

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)

(Millions except per share amounts)	Q3-12		Q2-12		Q3-11
GAAP net income (loss) / Earnings (loss) per share	$(157)	$(0.21)	$37	$0.05	$97	$0.13
Amortization of acquired intangible assets	(4)	(0.01)	(4)	(0.01)	(8)	(0.01)
Legal settlement	—	—	(5)	(0.01)	—	—
Restructuring charges, net	(3)	—	—	—	—	—
Loss on debt repurchase	—	—	—	—	(5)	(0.01)
Non-GAAP net income (loss) / Earnings (loss) per share	$(150)	$(0.20)	$46	$0.06	$110	$0.15

Reconciliation of GAAP Operating Income (Loss) to Non-GAAP Operating Income (Loss)

(Millions)	Q3-12	Q2-12	Q3-11
GAAP operating income (loss)	$(131)	$77	$138
Amortization of acquired intangible assets	(4)	(4)	(8)
Legal settlement	—	(5)	—
Restructuring charges, net	(3)	—	—
Non-GAAP operating income (loss)	$(124)	$86	$146

Reconciliation of GAAP to Non-GAAP Operating Expenses

(Millions)	Q3-12	Q2-12	Q3-11
GAAP operating expenses	$523	$561	$618
Amortization of acquired intangible assets	4	4	8
Restructuring charges, net	3	—	—
Non-GAAP operating expenses	$516	$557	$610

Reconciliation of GAAP to Non-GAAP Gross Margin

(Millions except percentages)	Q3-12	Q2-12	Q3-11
GAAP Gross Margin	$392	$638	$756
GAAP Gross Margin %	31%	45%	45%
Legal settlement	—	(5)	—
Non-GAAP Gross Margin	$392	$643	$756
Non-GAAP Gross Margin %	31%	46%	45%

Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA

(Millions)	Q3-12	Q2-12	Q3-11
GAAP operating income (loss)	$(131)	$77	$138
Legal settlement	—	5	—
Depreciation and amortization	62	61	71
Employee stock-based compensation expense	27	26	22
Amortization of acquired intangible assets	4	4	8
Restructuring charges, net	3	—	—
Adjusted EBITDA	$(35)	$173	$239

Non-GAAP free cash flow reconciliation

(Millions)	Q3-12	Q2-12	Q3-11
GAAP net cash provided by (used in) operating activities	$(240)	$81	$189
Purchases of property, plant and equipment	(32)	(39)	(58)
Non-GAAP free cash flow	$(272)	$42	$131

AMD Q3-12 CFO Commentary	Page 6	October 18, 2012

Cautionary Statement

This document contains forward-looking statements concerning AMD, our financial outlook for the fourth quarter of 2012, including our fourth quarter 2012 revenue and operating expenses, anticipated future demand for our products, our optimal cash balance, our restructuring plan, the timing of actions in connection with the plan and anticipated restructuring charges and operational savings, our target revenue breakeven model and our ability to achieve this target by the third quarter of 2013, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “would,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product introductions or other activities may negatively impact the company’s current plans; the company may be unable to develop, launch and ramp new products and technologies in the volumes that are required by the market and at mature yields on a timely basis; that its third party wafer foundry suppliers will be unable to transition the company’s products to advanced manufacturing process technologies in a timely and effective way or to manufacture the company’s products on a timely basis in sufficient quantities and using competitive technologies; the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products; the company’s requirements for wafers are less than the fixed number of wafers that it agreed to purchase from GF in 2012 or GF encounters problems that significantly reduce the number of functional die the company receives from each wafer; that customers stop buying the company’s products or materially reduce their operations or demand for the company’s products; that the company may be unable to maintain the level of investment in research and development that is required to remain competitive; that there may be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will require additional funding and may be unable to raise sufficient capital on favorable terms, or at all; that global business and economic conditions will not continue to improve or will worsen; that demand for computers will be lower than currently expected; and the effect of political or economic instability, domestically or internationally, on the company’s sales or supply chain. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

AMD Q3-12 CFO Commentary	Page 7	October 18, 2012